EXHIBIT 10.142

                                 AMENDMENT NO. 1
                                       TO
                           LOAN AND SECURITY AGREEMENT


         This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made this 3rd day of March, 2000, between DISPLAY TECHNOLOGIES, INC., a Nevada corporation, and its wholly-owned subsidiaries ("Borrower"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION ("Bank"), with its principal office in Birmingham, Alabama ("Bank") to record their agreement regarding modification of the Loan Agreement dated June 2, 1999, between Bank and Borrower (the "Loan Agreement"). Bank and Borrower agree as follows:

         1. BACKGROUND. Pursuant to the terms and conditions of the Loan Agreement, Bank committed to make available, among other credit facilities, a revolving line of credit up to $10,000,000 (the "Revolving Loan"). To evidence the Revolving Loan, Borrower executed in favor of Bank a Revolving Loan Promissory Note (the "Note") in the amount of $10,000,000. Borrower has requested an increase in the amount of the Revolving Loan, and Bank has agreed to grant that increase under the terms and conditions provided in this Amendment.

         2.       MODIFICATION.  The Loan Agreement is amended as follows:

                  (a) Section 1.4 is amended by deleting reference to "$10,000,000" and replacing it with "$23,000,000."

                  (b) Section 1.42 is amended by deleting reference to "$10,000,000" and replacing it with "$23,000,000."

                  (c) Section 1.46(h) is amended in its entirety to read as follows: "(h) not Inventory deemed ineligible by Bank in its sole discretion; provided, however, the Loan Value of Inventory shall not at any time exceed the lesser of $11,500,000 or one-half (1/2) of the aggregate outstanding balance of the Revolving Loan, unless otherwise agreed in writing by Bank at any time in its sole discretion."

                  (d) Section 2.1(a) is amended by deleting reference to "$10,000,000" and replacing it with $23,000,000." This Section is further amended the second to the last sentence in its entirety to read as follows: "Notwithstanding any other provision of this Agreement, the Loan Value of Inventory shall not at any time exceed the lesser of $11,500,000 or one-half (1/2) of the aggregate outstanding balance of the Revolving Loan."

                  (e) Section 2.1(c) is amended by deleting reference to "December 31, 1999" and replacing it with "June 30, 2000."
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                  (f) Section 2.1(f) is amended by deleting "$10,000,000" and replacing it with "$23,000,000."

                  (g) Section 2.1(g) is amended by deleting "June 30, 2002" and replacing it with "July 1, 2002."

                  (h) Section 2.9 is amended by adding the following sentence:
         "Further, Borrower shall pay to Bank an agent fee of $5,000 that will be assessed annually throughout the term of the Loans, and shall be due and payable on the day of the closing of this Amendment and on the 1st day of the March of each year of the term thereafter."

                  (i) Section 6.23(e) is amended by deleting "$5,000,000" and replacing it with "$7,500,000."

                  (j) Section 7.10 is amended by deleting "$1,000,000" and replacing it with "$2,000,000."

                  (k) Section 7.11 is amended by deleting the last sentence and replacing it with:

                           Borrower acknowledges that Bank, in its sole and
                  absolute discretion, will determine whether or not the addition of acquired assets will result in more eligible Inventory and Eligible Accounts for borrowing base purposes. In making this determination, Borrower agrees to make available to Bank any and all information Bank deems necessary or appropriate to conduct its due diligence investigation concerning the acquired assets.

                  (k) New Sections 2.11 through 2.13 are added to the Loan Agreement which read as follows:

                          2.11. DEPOSITS UNAVAILABLE. If Bank determines that
                  (a) dollar deposits in the relevant amount and for the relevant Interest Period are not available to Bank in its relevant market; or (b) by reason of circumstances affecting Bank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Bank to Borrower, the obligations of Bank to make or continue any Revolving Loans as, or to convert any Loans into, LIBOR Loans will be suspended until Bank notifies Borrower that the circumstances causing this suspension no longer exist.

                          2.12. INCREASED LIBOR LOAN COSTS, ETC. Borrower shall
                  reimburse Bank for any increase in the cost to Bank of, or any reduction in the amount of any sum receivable by Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) Loans as, or of converting (or of its obligation to convert) any Loans into, LIBOR Loans as a result of any change in any

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                  law, rule, regulation, treaty or directive or in the
                  interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency, including but not limited to:

                           (a) any tax, duty or other charge with respect to any
                  LIBOR Loan, the Revolving Note or any Bank's obligation to make any LIBOR Loan is imposed, modified or deemed applicable, or the basis of taxation of payments to Bank of the principal of, or interest on, any LIBOR Loan (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed after the date hereof;

                           (b) any reserve, special deposit, special assessment
                  or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank is imposed, modified or is changed after the date hereof; or

                           (c) any other condition affecting this Agreement or
                  any LIBOR Loan is imposed on Bank or its relevant market after the date hereof.

                  Bank shall promptly notify Borrower in writing of the occurrence of any such change, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Bank for such increased cost or reduced amount. Borrower shall not be obligated to Bank for any cost incurred pursuant to this section before 30 days prior to the later of (y) the incurrence of the cost or
                  (z) the retroactive application of such a change causing such incurrence. Such additional amounts shall be payable by Borrower directly to Bank within 15 days of its receipt of such notice, and such notice shall be rebuttable presumptive evidence of that additional amounts are due.

                           2.13 INCREASED CAPITAL COSTS. If any change in, or
                  the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Bank or any Person controlling Bank, and Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Loans made by Bank is reduced to a level below that which Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, Borrower shall, within 15 days of its receipt of notice from Bank, pay directly to Bank additional amounts sufficient to compensate Bank or such controlling Person for such reduction in rate of return; provided, that Borrower shall not be obligated to reimburse Bank for any cost incurred pursuant to this section more than 30 days prior to the later of (y) the incurrence of the cost or (z) the retroactive application of such a change causing such incurrence. A statement of Bank as to

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                  any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower. In determining such amount, Bank may use any commercially reasonable method of averaging and attribution.

         3. CONDITIONS PRECEDENT TO THIS AMENDMENT. In addition to any other requirements set forth in this Amendment and in the Loan Agreement, Bank's obligation to fund the increased amount of the Revolving Loan will be subject to satisfaction of the following conditions precedent:

                  (a) CORPORATE PROCEEDINGS. All proper corporate proceedings shall have been taken by Borrower to authorize this Amendment and the transactions contemplated hereby.

                  (b) DOCUMENTATION. All instruments and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Bank, and Bank shall have received on the date of this Amendment copies of all documents including records of corporate proceedings, which it may have requested in connection therewith, including an opinion of counsel of Borrower (reasonably acceptable as to form and content to Bank's counsel), certified copies of resolutions adopted by the Board of Directors of Borrower, certificates of good standing, and certified copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of Borrower. Bank shall have received executed copies of the Amended and Restated Revolving Loan Promissory Note.

                  (c) NO DEFAULT. No event shall have occurred or be continuing which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both.

                  (d) INCUMBENCY CERTIFICATE. Bank shall have received an incumbency certificate, dated as of the date of this Amendment, executed by the Secretary or Assistant Secretary of Borrower, which shall identify by name and title and bear the signature of the officer of Borrower authorized to sign this Amendment and the Amended and Restated Revolving Loan Promissory Note on behalf of Borrower. Bank shall be entitled to rely upon such incumbency certificate in completing the transactions contemplated herein or in any Loan Document.

                  (e) NO ADVERSE CHANGE. There shall have been no material adverse change in the condition, financial or other, of Borrower, from such condition as it existed on the date of the most recent financial statements of such Person delivered before the date of this Amendment.

                  (f) COMMITMENT FEE/EXPENSES. Bank shall have received payment from Borrower of a commitment fee in the amount of $32,500. Further, Borrower shall have paid all expenses of Bank (including fees and expenses of its counsel) in connection with the

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         preparation of this Amendment, the Amended and Restated Revolving Loan
         Promissory Note, and the other documents related to this Amendment.

                  (g) AVAILABILITY UNDER THE LOAN. Borrower must have at least $1,000,000 available to it under the Revolving Loan on the date of this Amendment.

                  (h) ADDITIONAL DOCUMENTS. Bank shall have received such additional legal opinions, certificates, proceedings, instruments, and other documents as Bank or its counsel may reasonably request to evidence (i) compliance by Borrower with legal requirements, (ii) the truth and accuracy, as of the date of this Amendment, of the representations of Borrower contained herein, and (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by borrower pursuant hereto.

         4. REPRESENTATIONS AND WARRANTIES. Borrower represents to Bank the following as of the effective date of this Amendment:

                  (a) Borrower has all requisite power, authority, and legal right to execute, deliver and perform this Amendment;

                  (b) The execution, delivery, and performance of this Amendment by Borrower has been duly authorized by all requisite corporate action and will not (i) violate any Requirement of Law, (ii) conflict with the articles of incorporation or bylaws of Borrower, (iii) accelerate the maturity of, or result in any lien, penalty, security interest, or encumbrance in, on, or under, any mortgage, indebtedness, security agreement, or contingent obligation, (iv) result in a default or breach of any material order, lease, contract, indenture, mortgage, judgment, promissory note, or other agreement or instrument to which Borrower is a party or any of Borrower's property is subject, or (v) require any filing with, or consent, license, authorization, or approval of, any Person;

                  (c) Borrower has complied with all the terms and conditions of the Loan Agreement and the other Loan Documents, that there does not exist any fact or event that constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Loan Agreement;

                  (d) This Amendment is a valid and binding obligation of Borrower legally enforceable by Bank against Borrower in accordance with its terms; and

                  (e) The following subsidiaries of Display Technologies, Inc. have no assets, and are not currently conducting operations (nor do they intend to start operations in the future): (i) ESC of Nevada, Inc., (ii) Don Bell Industries of Nevada, Inc., and (iii) Nevada Semco, Inc. (the "Inactive Corporations").

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         5. COVENANT OF BORROWER.

                  (a) Borrower covenants and agrees that the existing line of credit between Lockwood Sign Group, Inc. and Branch Bank & Trust in the principal amount of approximately $2,000,000 will be paid and satisfied in full (including the recording of all documents and instruments necessary to evidence this satisfaction and the release of all collateral), and that all agreements and documents evidencing that line of credit shall be terminated within thirty (30) days of the date of this Amendment. Evidence of the satisfaction of this line of credit and release of all collateral shall be provided to Bank within this thirty
         (30) day period. Failure to pay off the line of credit, satisfy the same in full, obtain a release of all collateral and terminate all agreements evidencing the line of credit in the thirty (30) day period shall constitute an Event of Default under the Loan Agreement. Bank recognizes the satisfaction of this line of credit is a permitted use of proceeds under Section 2.6 of the Loan Agreement.

                  (b) Borrower acknowledges that Bank may, at its option, sell participation interests in the Loans to participating banks pursuant to
         Section 12.11 of the Loan Agreement. In addition to the covenants relating to such participation rights set forth in the Loan Agreement, Borrower shall execute any participation agreement reasonably requested by Bank and a participating bank to evidence the terms of the participating bank's relationship with Bank and Borrower.

         6. JOINDER. Lockwood Sign Group, Inc. agrees to be bound as Borrower under the Loan Agreement, this Amendment and all other loan documents as if it were an original party to the Loan Agreement.

         7. OTHER PROVISIONS. All capitalized terms that are used but not expressly defined in this Amendment have the respective meanings ascribed to them in the Loan Agreement, and the definitions of those terms in the Loan Agreement are incorporated by reference in this Amendment. This Amendment and the documents contemplated by it record the final, complete, and exclusive understanding between Bank and Borrower regarding the modification of the Loan Agreement. Except as amended and modified by this Amendment, the Loan Agreement, and the other Loan Documents remain in full force and effect in accordance with their respective terms and this Amendment shall not constitute a novation. Borrower acknowledges that the Loan Agreement and the other Loan Documents are not subject to any defenses, counterclaims, or rights of set-off. Bank has not waived, and does not waive, any of its rights under the Loan Agreement or any other Loan Document. This Amendment will become effective when it or a counterpart of it has been executed by Bank and Borrower.

         8. COUNTERPARTS. This Amendment may be executed in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement.

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         IN WITNESS WHEREOF, each of Borrower and Bank has caused this instrument to be executed by its duly authorized officer.


BORROWER:

DISPLAY TECHNOLOGIES, INC.                  LA-MAN CORPORATION

By:                                         By:
   ---------------------------------           ---------------------------------
   J. William Brandner,                        J. William Brandner,
   President/Chief Executive Officer           Chairman

AD ART ELECTRONIC SIGN                      J.M. STEWART CORPORATION
CORPORATION

By:                                         By:
   ---------------------------------           ---------------------------------
   J. William Brandner,                        J. William Brandner,
   Chairman                                    Vice-President


J.M. STEWART MANUFACTURING,                 VISION TRUST MARKETING, INC.
INC.

By:                                         By:
   ---------------------------------           ---------------------------------
   J. William Brandner,                        J. William Brandner,
   Chairman                                    President


DON BELL INDUSTRIES, INC.                   J.M. STEWART INDUSTRIES, INC.

By:                                         By:
   ---------------------------------           ---------------------------------
   J. William Brandner,                        J. William Brandner,
   Chairman                                    Vice-President


CERTIFIED MAINTENANCE                       LOCKWOOD SIGN GROUP, INC.
SERVICE, INC.

By:                                         By:
   ---------------------------------           ---------------------------------
   J. William Brandner,                        J. William Brandner,
   Chairman                                    Chairman

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

BANK:

SOUTHTRUST BANK,
   NATIONAL ASSOCIATION

By:
   --------------------------
Name:
     ------------------------
Title:
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